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                                                                    Exhibit 99.3
                           CELL THERAPEUTICS, INC.
                  1996 EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                            ENROLLMENT/CHANGE FORM

               Action                               Complete Sections:
               ------                               ------------------
SECTION 1:     [_] New Enrollment                   2, 3, 6, 7 and sign attached
                                                               ---
ACTIONS                                                 Stock Purchase Agreement
               [_] Payroll Deduction Change         2, 4, 7
               [_] Terminate Payroll Deductions     2, 5, 7
               [_] Beneficiary Change               2, 6, 7
               [_] Leave of Absence                 2, 6, 7
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SECTION 2:
               Name _________________________________________________________
PERSONNEL            Last       First       MI              Dept.
DATA
               Home or Mailing Address ______________________________________
                                            Street
                  ___________________________________________________________
                       City             State             Zip Code
               Social Security #: [_][_][_]-[_][_]-[_][_][_][_]
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
SECTION 3:     Effective with the Offering
               Period Beginning:                               Payroll Deduction Amount: _____% of total base salary.*
NEW            [_] January 1, 199___
ENROLLMENT     [_] July 1, 199___                              * Must be a multiple of 1% up to a maximum of 10% of
                                                                 base salary
               [_] Initial Offering Period -- December 1, 1997
====================================================================================================================================
SECTION 4:     Effective with the Offering                     I authorize the following new level of payroll
               Period Beginning:                               deductions: _____% of base salary*
CHANGE         [_] January 1, 199___
PAYROLL        [_] July 1, 199___                              * Must be a multiple of 1% up to a maximum of 10% of
DEDUCTIONS                                                       base salary

               NOTE:   You may change your rate of payroll deductions to become effective as of the start date of the next offering
               ----    period by filing the change form at least one (1) business day prior to the start date of such offering period.
====================================================================================================================================
SECTION 5:     Effective with the                              Your election to terminate your payroll deductions for the
               Pay Period Beginning: _______________________   balance of the offering period must be received by the Human
TERMINATE                              Month, Day and Year     Resources Dept. at least one (1) business day prior to the applicable
PAYROLL                                                        purchase date, and you may not rejoin that offering period at a later
DEDUCTIONS                                                     date. You will not be able to resume participation in the ESPP until a new offering period begins.
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        NOTE:  In connection with your voluntary termination of payroll
        ----   deductions, your ESPP payroll deductions collected to date in the current offering period will be refunded to you as soon as practicable following the filing of your withdrawal form. In addition, if your employment terminates for any reason or your eligibility status changes ((less than)20 hrs/wk or
               (less than)5 months/yr), you will immediately cease to
               participate in the ESPP, and your ESPP payroll deductions
               collected in that offering period will automatically be refunded to you.
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SECTION 6:     In connection with my leave of absence, I elect the following action with respect to my ESPP payroll deductions to date:
LEAVE OF
ABSENCE        in the current offering period:
               [_] Purchase shares of Cell Therapeutics, Inc. at end of the period
                             OR
               [_] Refund ESPP payroll deductions collected

        NOTE:  If you take an unpaid leave of absence, your payroll deductions
        ---- will immediately cease. Upon your return to active service, your payroll deductions will automatically resume at the rate in effect for you at the time you went on leave, provided you are still an eligible employee under the Plan.
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SECTION 7:     Beneficiary(ies)                 Relationship of Beneficiary(ies)
               ----------------                 --------------------------------
BENEFICIARY
               _______________________________  ________________________________

               _______________________________  ________________________________
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SECTION 8:

AUTHORIZATION

I understand my certificate will be issued in street name and delivered to the brokerage account designated by Cell Therapeutics, Inc.

  __________________  ___________________________________
        Date                 Signature of Employee